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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N1-A of our report dated December 3, 2001, relating to the financial statements of AXA Premier Funds Trust, which appear in such Registration Statement. We also consent to the reference to us under the heading "Other Information" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
December 3, 2001